UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 1, 2012

 DERBY RESOURCES, INC.

Nevada	0-51094	13-4067620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2499 Glade Road, Suite 313 Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  954-865-8407

P.O. Box 110310

Naples, Florida 34108-0106

 (former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT

On July 1, 2012, pursuant to the terms of a stock purchase agreement by and between Kuba Farbiarz, as agent for a group of 17 individuals and entities (“Buyer”), and Mid-Continental Securities Corp., as agent for certain individual stockholders (“Seller”), Buyer purchased from Seller a total of 2,225,470 shares of common stock (the “Shares”) in Derby Resources, Inc., (the “Registrant” or the “Company”).  The Shares purchased by the Buyer group represent approximately 95% of the total number of issued and outstanding shares of common stock of the Registrant, and as a result, the Buyer group acquired voting control of the Registrant.  Mr. Farbiarz is the owner of 855,090 of the Shares, which represents approximately 36.5% of the issued and outstanding common stock of the Registrant.  He is only member of the Buyer group who owns more than 5% of the Registrant’s issued and outstanding common stock.

The amount of consideration for the purchase of the Shares was US $40,000 which was paid by private funds.

ITEM 5.02 DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the share purchase transaction between Buyers and Seller, on July 1, 2012,  Frank Pioppi resigned from his positions as an officer and director of the Registrant.  The resignation of Mr. Pioppi was not due to any disagreements with the Company.

On July 1, 2012, the board of directors of the Registrant appointed Mr. Kuba Farbiarz as a director and as CEO of the Registrant, and appointed Mr. Hermen Cruz as a director and as CFO of the Registrant to fill the vacancies created by the resignation of Mr. Pioppi. Mr. Farbiarz and Mr. Cruz do not have employment agreements with the Registrant.

Biographical Information

Mr. Kuba Farbiarz is 59 years old and on July 1, 2012, was appointed as a director and as CEO of the Registrant. From June, 2003 to the present Mr. Farbiarz has been the President of TriGlobe Inc, which is located in Florida and is in the Telecom  business.  As President of TriGlobe Mr. Farbiarz is responsible for all aspects of its operations.  Mr. Farbiarz was appointed as a director of the Company because of his general experience and knowledge in business operations.

Mr. Hermen Cruz is 59 years old, and on July 1, 2012, was appointed as a director and as CFO of the Registrant.  Mr. Cruz has more than 20 years of experience with auditing and accounting.  From 1995 to the present, he has served as Controller for Karmen Consultants, in Sanford, Florida, where he manages financial and accounting functions for several corporate locations and as an enrolled agent of the IRS serves as corporate liason between the IRS and company clients.  Mr. Cruz received a B.S. degree in Business Administration from Strayer College, in 1976.  Mr.

Cruz was appointed as a director of the Company because of his knowledge and experience in auditing and accounting.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.

Description

10.1

Stock Purchase Agreement dated July 1, 2012 by and between Kuba Farbiarz, as agent for a group of individuals and entities (Buyer), and Mid-Continental Securities Corp., as agent for certain individual stockholders (Seller).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERBY RESOURCES, INC.

Date: July 9, 2012

/s/ Kuba Farbiarz

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By:  Kuba Farbiarz
Its:   Chief Executive Officer

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